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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated November 18, 1997, on our audits of the financial statements of Oro Spanish Broadcasting, Inc. We also consent to the reference to our firm under the caption "Experts".

Miller, Kaplan, Arase & Co., LLP
North Hollywood, California
July 8, 1999